Exhibit 10.3
INCENTIVE STOCK OPTION AGREEMENT
GRANTED TO:
DATE OF GRANT:
GRANTED PURSUANT TO: A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan
NUMBER OF UNDERLYING SHARES:
EXERCISE PRICE:
VESTING SCHEDULE:
     1. This Incentive Stock Option Agreement (the “Agreement”) is made and entered into as of                      (the “Date of Grant”) between A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), and                     , as a participant (the “Participant”) in the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan. It is the intent of the Company and the Participant that the Option (as defined in Paragraph 2 below) will qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time.
     2. The Participant is granted an option to purchase                 shares of Common Stock of the Company (the “Option”). The Option is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan, including, but not limited to, Section 6(e) of the Plan, and this Agreement. The Option granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the Participant’s services.
     3. The Option’s exercise price is $                 per share (the “Exercise Price”).
     4. The Option shall become exercisable according to the following vesting schedule:
[In whole or in part, from immediate vesting to any daily, monthly or yearly vesting up to 10 years and in combination with any or none of the performance measures permitted to be used under the Plan, either individually or in any combination and with or without acceleration.]
     5. Notwithstanding anything herein to the contrary, if there is a Change in Control of the Company, all unvested Options granted under this Agreement shall become fully vested immediately upon the occurrence of the Change in Control and such vested Options shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Committee shall have full discretion, notwithstanding anything herein or in this Agreement to the contrary, with respect to an outstanding Option, upon the merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, to provide that the securities of another entity may be substituted hereunder for the shares of Common Stock and to make equitable adjustment with respect thereto.
     6. Notwithstanding, anything herein to the contrary, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change in Control, with respect to each share of Common Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
     7. If the Participant terminates employment with the Company due to death or Disability:
(a)	all unexercisable Stock Options held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option would otherwise expire; and

(b)	all exercisable Stock Options held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, or (ii) the date the Stock Option would otherwise expire.
     8. If the Participant’s employment is terminated by the Company for Cause, all Options, whether or not vested, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall be immediately forfeited by such Participant as of such date.
     9. If a Participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or Disability, all exercisable Stock Options held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Participant’s employment, or (ii) the date the Stock Option would otherwise expire.
     10. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:
(a)	any or all unexercisable Stock Options held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment; and

(b)	any or all exercisable Stock Options held by the Participant on the date of the Participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the Participant’s employment.

     11. The Option, unless sooner terminated or exercised in full, shall expire on the [from the first through tenth] anniversary of the Date of Grant and, notwithstanding anything herein to the contrary, no portion of the Option may be exercised after such date.
     12. During the Participant’s lifetime, the Option shall not be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or other transfer and shall be exercisable only by the Participant. Upon the death of the Participant, (i) the Option shall be exercisable only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights with respect to the Option shall pass by will or the laws of descent and distribution and (ii) the Option shall be exercisable in accordance with Section 14 of the Plan.
     13. The Participant may exercise the Option regardless of whether any other option that the Participant has been granted by the Company remains unexercised. In no event may the Participant exercise the Option for a fraction of a share. In no event may the Participant exercise for less than 100 shares, unless the exercise is for all of the remaining exercisable shares.
     14. Any notice of exercise of the Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased. The Option’s Exercise Price shall be paid by the Participant on the date the Option is exercised in accordance with Section 6(c) of the Plan. Any shares of Common Stock delivered in payment of the Exercise Price shall be valued at their Fair Market Value on the date the Option is exercised.
     15. All payments or distributions of an Award made pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to this Agreement, it may require the Participant receiving such Common Stock to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with this Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
     16. The Participant shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option until the Option is exercised and the Participant receives such shares.
     17. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.
     18. The Participant covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which registration statement shall have become effective and shall include, or shall be accompanied by, as applicable, a prospectus that is current with respect to the shares subject to the Option, (i) he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.
     19. For purposes of this Paragraph 19, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect containing non-competition provisions, then such provisions shall govern the Participant’s non-competition obligations; or (ii) if non-competition provisions are not included in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, then the following provisions of this Paragraph 19 shall govern the Participant’s non-competition obligations. In consideration of the grant of the Option to the Participant, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees that for a period of six (6) months after termination of the Participant’s employment (the “Non-Compete Period”), the Participant shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, as such businesses exist or are in process on the date of the termination of Participant’s employment, within any geographical area in which the Company or its Affiliates engage or actively plan to engage in such businesses. Nothing herein shall prohibit Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no direct or indirect active participation in the business of such corporation. During the Non-Compete Period, the Participant shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company, its Affiliates and any employee thereof, (ii) hire an employee of the Company or any of its Affiliates, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, or business relation and the Company or any of its Affiliates (including, without limitation, making any negative statements or communications about the Company or its Affiliates). The provisions of this Paragraph 19 will be enforced to the fullest extent permitted by the law in the state in which Participant resides or is employed at the time of the enforcement of the provision. If, at the time of enforcement of this Paragraph 19, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Participant agrees that the restrictions contained in this Paragraph 19 are reasonable. In the event of the breach or a threatened breach by Participant of any of the provisions of this Paragraph 19, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Participant of this Paragraph 19, the Non-Compete Period shall be tolled until such breach or violation has been duly cured.

     20. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, the provisions of the latter shall prevail.
     21. This Agreement is not a contract of employment and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Participant’s employment, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Affiliates. This Agreement shall be governed by and construed in accord with the laws of the Commonwealth of Pennsylvania, excluding principles of conflicts of law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

A.C. MOORE ARTS & CRAFTS, INC.

By:
Name:
Title:
ACCEPTED:
By:
[Insert the name of the Participant]